UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 18, 2023

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Cottonwood Communities, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-56165	61-1805524
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1245 Brickyard Road, Suite 250
Salt Lake City, Utah 84106
(Address of Principal Executive Offices)
(801) 278-0700
(Registrant’s Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2023, Cottonwood Communities, Inc. (the “Company,” “we,” “our,” or “us”) entered a managing broker dealer agreement (the “Managing Broker Dealer Agreement”), to be effective as of September 19, 2023, with an unaffiliated third party to act as the managing broker dealer in connection with the Company’s offering of up to 15,000,000 shares of Series A convertible preferred stock of the Company, par value $0.01 per share, (the “Series A Convertible Preferred Stock”) on a best-efforts basis. The Series A Convertible Preferred Stock will be offered and sold to accredited investors at a purchase price of $10.00 per share (the “Private Offering”). The Series A Convertible Preferred Stock will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state, and will instead be issued in transactions exempt from the registration requirements of the Securities Act in reliance on Section 4(a)(2) and Rule 506(b) of Regulation D promulgated thereunder, and corresponding provisions of state securities laws, which exempt certain transactions by an issuer not involving a public offering. The Series A Convertible Preferred Stock may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. There will be no general solicitation in connection with the offer or sale of the Series A Convertible Preferred Stock.

Pursuant to the terms of the Managing Broker Dealer Agreement, the managing broker dealer will receive selling commissions in an amount up to 6% of the gross offering proceeds from the Private Offering (the “Total Sales”), which it will reallow to selling group members. The Managing Broker-Dealer will also receive a placement fee in an amount up to 3% of the Total Sales, which may be reallowed, in whole or in part, to selling group members and to wholesalers, some of which are internal to affiliates of CC Advisors III, LLC, the Company’s external advisor (the “Advisor”). The total aggregate amount of selling commissions, allowances, expense reimbursements and placement fees (the “Selling Commissions and Expenses”) will not exceed 9% of the Total Sales. The Managing Broker-Dealer may waive any or all of the placement fees described above for sales of Series A Convertible Preferred Stock to (i) officers, directors and employees of the Company, the Advisor or their affiliates, (ii) family members of such persons, or (iii) other persons associated with such persons. All Selling Commissions and Expenses will be waived for sales of Series A Convertible Preferred Stock to any executive officer of the Company. The Company will be responsible for paying all of the expenses associated with the Private Offering. In addition, the Managing Broker Dealer Agreement requires the Company to indemnify the managing broker dealer with respect to liabilities, including certain civil liabilities under the Securities Act, which may arise in connection with the Private Offering.

Amendment to Operating Partnership Agreement

On September 19, 2023, in connection with the Private Offering, the Company, as the sole member of the sole general partner of Cottonwood Residential O.P., LP, the operating partnership subsidiary for the Company (the “Operating Partnership”), executed the Seventh Amendment to the Sixth Amended and Restated Limited Partnership Agreement of Operating Partnership (the “OP Agreement”) to be effective as of September 19, 2023, among other things, creating a series of convertible preferred units (the “Series A Convertible Preferred Units”) that mirror the rights and preferences of the Series A Convertible Preferred Stock, as described below in Item 3.03. The proceeds from the sale of the Series A Convertible Preferred Stock will be contributed by the Company to the Operating Partnership in exchange for up to 15,000,000 Series A Convertible Preferred Units.

Amendment to Advisory Agreement

On September 19, 2023, we, CROP and the Advisor entered into an amendment (the “Amendment”) to the Amended and Restated Advisory Agreement, dated May 7, 2023 (the “Advisory Agreement”). The Amendment changes the calculation for the management fee payable to the Advisor such that when calculating the management fee cap of 0.125% of NAV, the value attributable to any class of preferred stock that is convertible into common equity (which would include the Series A Convertible Preferred Stock) is included and referred to in the Amendment as “Adjusted NAV.”

Item 3.03 Material Modification to Rights of Security Holders.

Preferred Stock Articles Supplementary

On September 18, 2023, the Company filed with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) Articles Supplementary to its Articles of Amendment and Restatement, as amended and supplemented, classifying and designating 15,000,000 shares of the authorized but unissued preferred stock, par value $0.01, as shares of the Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock Articles Supplementary”). As set forth in the Series A Convertible Preferred Stock Articles Supplementary, the Series A Convertible Preferred Stock, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company, ranks senior to the Company’s common stock, junior to the Series 2019 Preferred Stock, the Series 2023 Preferred Stock, and the Series 2023-A Preferred Stock, each par value $0.01 per share, and on parity with any future class or series of the Company’s capital stock expressly designated as ranking on parity with the Series A Convertible Preferred Stock.

Holders of the Series A Convertible Preferred Stock are entitled to, when and as authorized by the board of directors and declared by the Company, cash dividends at the rate of 8.0% per annum of $10.00 per share (equivalent to a fixed annual rate of $0.80 per share). The board of directors may increase the dividend rate from time to time in its sole discretion upon the filing, and acceptance of record, with the SDAT of a certificate of notice (or any filing that may subsequently supersede or replace such filing). The dividends on each share of Series A Convertible Preferred Stock will be payable monthly in arrears on or before the first day of each month or, if not a business day, the next succeeding business day. Dividends will accrue and be cumulative from and including the first date on which the Series A Convertible Preferred Stock is issued.

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series A Convertible Preferred Stock will be entitled to receive a liquidation preference of $10.00 (the “Purchase Price”), plus any accrued and unpaid dividends (whether or not authorized or declared) thereon to and including the date of payment, before any payments are made to the holders of the common stock or other shares ranking junior to the Series A Convertible Preferred Stock as to liquidation rights. The rights of the holders of the Series A Convertible Preferred Stock to receive their liquidation preference will be subject to the rights of holders of the Company’s debt, holders of any equity securities ranking senior in liquidation preference to the Series A Convertible Preferred Stock (currently the Series 2019 Preferred Stock, the Series 2023 Preferred Stock, and the Series 2023-A Preferred Stock) and the proportionate rights of holders of each other series or class of the Company’s capital stock ranking on parity with the Series A Convertible Preferred Stock as to liquidation.

Subject to certain limitations described below, the Series A Convertible Preferred Stock is convertible into shares of Class I common stock of the Company (the “Class I Shares”) at the option of the holder thereof beginning after such holder has held its Series A Convertible Preferred Stock for at least five years. The number of Class I Shares issuable upon conversion of each share of Series A Convertible Preferred Stock will be equal to the Purchase Price divided by the net asset value of the Class I Shares on the conversion date, which will be the first day of the month (even if not a business day) following receipt of a stockholder’s request for conversion. All accrued and unpaid dividends payable on the converted Series A Convertible Preferred Stock through the conversion date will be paid in cash on the dividend payment date immediately following the conversion date. In any event, the number of Class I Shares available for issuance upon conversion of all Series A Convertible Preferred Stock is limited to a maximum of 150,000,000 Class I Shares (the “Conversion Limit”). If the Conversion Limit has been met, any stockholder that continues to hold any Series A Convertible Preferred Stock will be required to hold such Series A Convertible Stock for an indefinite period of time. Conversion of the Series A Convertible Preferred Stock will also be subject to the ownership limitations set forth in the Company’s charter.

The Company may, at its option and without approval of the holders of the Series A Convertible Preferred Stock, convert shares of Series A Convertible Preferred Stock into Class I Shares after the holder thereof has held its Series A Convertible Preferred Stock for two years. The number of Class I Shares issuable upon conversion will be determined in the same manner as described above for conversions requested by stockholders and will be subject to the Conversion Limit and the ownership limitations set forth in the Company’s charter.

Beginning on September 1, 2024, the Company may, at its option, redeem the Series A Convertible Preferred Stock, in whole or in part from time to time, for cash at a redemption price per share equal to the Purchase Price plus any accrued and unpaid dividends thereon to, and including, the redemption date. The Company is also permitted to redeem the Series A Convertible Preferred Stock (i) upon the listing of our shares of common stock for trading on a national securities exchange with at least three market makers or a New York Stock Exchange specialist, (ii) upon the Company’s entry into a binding commitment for any merger or combination of the Company or the sale of substantially all of the Company’s assets or (iii) upon approval of the board of directors of a reorganization, restructuring, spinoff, or similar transaction of the Company, for cash at a redemption price per share equal to the Purchase Price plus any accrued and unpaid dividends thereon to, and including, the redemption date.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 18, 2023, the Company filed the Series A Convertible Preferred Stock Articles Supplementary with the SDAT designating the rights, preferences and privileges of the Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock Articles Supplementary were effective upon filing. The information about the Series A Convertible Preferred Stock Articles Supplementary under Item 3.03 of this report, including the summary description of the rights, preferences and privileges of the Series A Convertible Preferred Stock, is incorporated herein by reference.

The description of the Series A Convertible Preferred Stock Articles Supplementary in this report does not purport to be complete and is qualified in its entirety by reference to the full text of the Series A Convertible Preferred Stock Articles Supplementary, which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Articles Supplementary for the Series A Convertible Preferred Stock of Cottonwood Communities, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTTONWOOD COMMUNITIES, INC.

By:	/s/ Adam Larson
Name:	Adam Larson
Title:	Chief Financial Officer

Date:   September 22, 2023